  EXHIBIT 10.2

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of the 6th day of December, 2022, and shall be effective as of September 2, 2022 (the “Effective Date”), by and between YUBO INTERNATIONAL BIOTECH LIMITED, a New York corporation (the “Company”), and WORLD PRECISION MEDICINE TECHNOLOGY LIMITED, a corporation organized under the laws of Hong Kong (“Purchaser”).

W H E R E A S:

A. The Company and Purchaser are parties to that certain Securities Purchase Agreement, dated as of September 2, 2022 (the “Agreement”). Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same respective meanings as set forth in the Agreement.

B. The parties desire to amend certain provisions with respect to the payment upon closing by Purchaser and the use of proceeds by the Company in certain respects, which amendment shall be deemed effective as of the Effective Date, as more particularly set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby further agree as follows:

1. Recitals. Foregoing recitals are true and correct and are incorporated herein in their entirety.

2. Closing. As of the Effective Date, Section 2.1 of the Agreement is hereby deleted and replaced by the following paragraph in its entirety:

“2.1 Closing. On the Closing Date, upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Company shall sell, and the Purchaser shall purchase, up to an aggregate of 1,638,458 Common Shares at a per share price of $0.50 per share (the “Purchase Price”). At the Closing, (a) the Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser shall be deemed as delivered to the Company for settlement of the entire outstanding principal balances and accrued interest, if any, of all of the loans between the Company, as borrower, and Purchaser, as lender, as more particularly set forth in Section 4.2 below; and (b) the Company shall deliver to the Purchaser the Common Shares. At the Purchaser’s choice, the Common Shares will be delivered (i) by crediting the account of the Purchaser’s broker (as specified by the Purchaser to the Company) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Purchaser’s broker shall initiate a DWAC transaction no later than 4:00 p.m. Eastern Standard Time on the Closing Date using its DTC participant identification number, and released by the Transfer Agent, at the Company’s direction; or (ii) in book-entry form on the Closing Date. The Purchaser acknowledges that, concurrently with the Closing and pursuant to the Prospectus, the Company may sell up to 3,361,542 additional shares of Common Stock to purchasers not party to this Agreement pursuant to a Securities Purchase Agreement in substantially the same form as this Agreement, and will issue to each such purchaser such additional shares of Common Stock in the same form and at the same Purchase Price.

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3. Use of Proceeds. As of the Effective Date, Section 4.2. of the Agreement is hereby deleted and replaced by the following paragraph in its entirety:

“4.2 Use of Proceeds. The gross proceeds from the sale of the Common Shares hereunder shall be used to settle the entire outstanding principal balances and accrued interest, if any, of all of the loans between the Company, as borrower, and Purchaser, as lender, in an aggregate amount of $819,229. Upon delivery of the Common Shares by the Company to Purchaser at Closing, (i) the Company shall have no further obligation to repay any loans, advances or other financial obligations, or any other duties or responsibilities in connection with such loans, and (ii) any liens, mortgages, and security interests granted by the Company pursuant to such loans shall be automatically released and terminated. ”

4. Entire Agreement; Conflicts. The Agreement as amended by this Amendment is hereby ratified and the parties hereby reaffirm their obligations under the Agreement, as modified hereby. Except as otherwise provided in this Amendment, the terms of the Agreement are not modified, altered or amended and remain in full force and effect. From and after the date of this Amendment, the term “Agreement”, as used in the Agreement, shall mean the Agreement as amended by this Amendment. If and to the extent there is any conflict between this Amendment and the Agreement, the terms of this Amendment shall govern and control.

5. Amendment. The Agreement as amended by this Amendment, embodies the entire understanding between the parties with respect to its subject matter and can be changed only by an instrument in writing signed by the parties.

6. PDF or DocuSign Signatures. This Amendment may be executed in one or more counterparts (which may be in the form of an executed PDF attachment to an email or by DocuSign or similar service provider), each of which shall be deemed an original, but all of which shall constitute one and the same document.

7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY: YUBO INTERNATIONAL BIOTECH LIMITED, a New York corporation

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	President and Chief Executive Officer

Purchaser: WORLD PRECISION MEDICINE TECHNOLOGY LIMITED, a corporation organized under the laws of Hong Kong

By:	/s/ Cheng Ho Shun
Name:	Cheng Ho Shun
Title:	President

[Signature page to Amendment to Securities Purchase Agreement]

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